UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240-14a-12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

Carl Berg, David M. Dean and Michael Knapp

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Carl Berg Issues Stop, Look and Listen Letter to Stratus Properties Stockholders

April 25, 2016

CUPERTINO, CA—Carl Berg, the largest stockholder of Stratus Properties Inc., announced today that he has issued an open letter to the stockholders of Stratus Properties Inc. (NASDAQ – “STRS”) (“Stratus”) urging them to STOP, LOOK and LISTEN before taking any action in response to Stratus’ solicitation of proxies for the 2016 Annual Meeting of Stockholders. The complete text of the letter to stockholders follows:

CARL BERG

10050 Bandley Drive

Cupertino, CA 95014

Phone 1-800-977-0535

April 25, 2016

AN IMPORTANT MESSAGE FROM:

CARL BERG

TO: FELLOW STOCKHOLDERS OF

STRATUS PROPERTIES INC.

Carl Berg Urges Stratus Stockholders to

Look for the GOLD Proxy Card

For The Stratus Properties Inc. 2016 Annual Meeting

Dear Fellow Stratus Stockholder:

Although the record date for the 2016 annual meeting of stockholders of Stratus Properties Inc. (“Stratus”) is not until May 2, 2016, you may have already received a proxy statement and proxy card from Stratus. I STRONGLY URGE YOU NOT TO RETURN THE WHITE PROXY CARD OR VOTING INSTRUCTION FORM FROM STRATUS AND NOT TO ALLOW STRATUS TO TAKE YOUR VOTE OVER THE TELEPHONE, but to wait for my proxy statement and GOLD proxy card which I will be sending you promptly after the May 2 record date. If you have already voted a white proxy card or voting instruction form or had your vote taken over the telephone, a later-dated GOLD proxy card will revoke your previously cast vote.

Stratus wants you to vote for re-electing two current directors to the board and to vote against my stockholder proposal that the Stratus board immediately engage a nationally recognized investment banking firm to explore the prompt sale, merger or other business combination of Stratus so that stockholders may realize the true value of their shares (the “Berg Stockholder Proposal”). Because of my continued frustration over many years with the performance and management of Stratus, I am running my own slate of two highly qualified candidates for election to the six-person Stratus board. If elected, my nominees will only constitute a minority of the board and will owe their allegiance to the stockholders of Stratus and NOT to the management of Stratus. You will be able to vote FOR my nominees only on my GOLD proxy card, and I will also be asking you to vote FOR the Berg Stockholder Proposal on my GOLD proxy card to send a clear message to the Stratus board that after years of value destruction the will of the Stratus stockholders is to sell Stratus or its assets.

So I am urging you to WAIT for and read MY PROXY MATERIALS BEFORE you vote or return a proxy.

Notice: Carl Berg’s PROXY CARD for the 2016 Annual Meeting will be GOLD.

Who is Carl Berg?

I am the largest stockholder of Stratus and have been so for approximately fifteen years. I beneficially own 1,421,002 shares of Stratus common stock, which is approximately 17.6% of the outstanding shares of Stratus. As such, my interests are directly aligned with your interests.

Why am I seeking your vote?

I am seeking your vote to protect my and your investments in Stratus by electing my two highly qualified and experienced director nominees to the six person Stratus board of directors and also adopting the Berg Stockholder Proposal.

When is the Annual Meeting?

The date of the Annual Meeting was just announced as June 6, 2016. The record date for the Stratus Annual Meeting is May 2, 2016, but Stratus has already mailed proxy solicitations to Stratus stockholders.

What Should I Do Now?

Do NOT return any White Proxy Card or voting instruction form to Stratus and do NOT allow Stratus to take your vote over the telephone. If you have already voted a white proxy card or voting instruction form or had your vote recorded over the telephone, returning a later dated GOLD proxy card or GOLD voting instruction form will revoke your previously cast vote.

Please wait until you receive my proxy materials and GOLD proxy card before you cast your vote in connection with the 2016 Annual Meeting.

IMPORTANT

If your shares are held in street name only your bank or broker can vote your shares, only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them NOT to vote at this time.

If you have any questions or need further assistance, please call me at 1-800-977-0535.

Thank you very much for your support. Our interests are directly aligned.

Carl Berg

Additional Information and Where to Find It

Carl E. Berg, David M. Dean and Michael Knapp are participants in a solicitation of proxies from stockholders of Stratus Properties Inc. in connection with Stratus’ 2016 Annual Stockholders Meeting (the “Annual Meeting”). Such persons have filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with that solicitation of proxies (the “Proxy Statement”). Prior to the Annual Meeting, Messrs. Berg, Dean and Knapp may provide Stratus stockholders with a copy of a definitive Proxy Statement, together with a GOLD proxy card. Stratus Stockholders are strongly advised to read the definitive Proxy Statement as it contains important information.

Stratus stockholders may obtain the preliminary Proxy Statement, any amendments or supplements thereto and other documents filed by Messrs. Berg, Dean and Knapp with the SEC in connection with the Annual Meeting at the SEC’s website (https://www.sec.gov). Copies of the definitive Proxy Statement of Messrs. Berg, Dean and Knapp, any amendments and supplements thereto and other documents filed by Messrs. Berg, Dean and Knapp with the SEC may be obtained at the SEC website, or by writing to Mr. Berg at 10050 Bandley Drive, Cupertino, CA 95014. Detailed information regarding the affiliations and interests of Messrs. Berg, Dean and Knapp in the solicitation of proxies of Stratus stockholders is available in their preliminary Proxy Statement.

Contacts:

Carl Berg

1-800-977-0535

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